Exhibit 99.1
HashiCorp Announces Second Quarter of Fiscal Year 2024 Financial Results
•Second quarter revenue totaled $143.2 million, representing an increase of 26% year-over-year.
•Trailing four quarter average Net Dollar Retention Rate was 124% at the end of the second quarter of fiscal 2024 as compared to 134% at the end of second quarter of fiscal 2023.
•Second quarter total GAAP RPO totaled $682.5 million, representing an increase of 43% year-over-year; Second quarter current GAAP RPO totaled $398.9 million, representing an increase of 31% year-over-year.
•Second quarter total non-GAAP RPO totaled $708.0 million, representing an increase of 42% year-over-year; Second quarter current non-GAAP RPO totaled $420.3 million, representing an increase of 30% year-over-year.
SAN FRANCISCO – August 31, 2023 – HashiCorp, Inc. (NASDAQ: HCP), a leading provider of multi-cloud infrastructure automation software, today announced financial results for its second quarter of fiscal 2024, ended July 31, 2023.
“I’m pleased with our results in Q2 of FY24, with solid execution that led to 26% year-over-year revenue growth,” said Dave McJannet, CEO of HashiCorp. “Our team is continuing to win in the market despite a challenging purchasing environment, and our product innovation is positioning us well for the long-term opportunity before us.”
“Our Q2 results demonstrated our focus on delivering solid top-line performance while driving improvements in our operating leverage,” said Navam Welihinda, CFO of HashiCorp. “We remain on our path toward profitability, and are focused on driving efficiency while continuing to make the most of our long-term opportunity.”
Fiscal 2024 Second Quarter Financial Results
Revenue: Total revenue was $143.2 million in the second quarter of fiscal 2024, up 26% from $113.9 million in the same period last year.
Gross Profit: GAAP gross profit was $113.9 million in the second quarter of fiscal 2024, representing an 80% gross margin, compared to a GAAP gross profit of $92.3 million and an 81% gross margin in the same period last year. Non-GAAP gross profit was $118.8 million in the second quarter fiscal 2024, representing an 83% non-GAAP gross margin, compared to a non-GAAP gross profit of $96.1 million and an 84% non-GAAP gross margin in the same period last year.
Operating Loss: GAAP operating loss was $82.6 million in the second quarter of fiscal 2024, compared to GAAP operating loss of $78.6 million in the same period last year. Non-GAAP operating loss was $35.1 million in the second quarter of fiscal 2024, compared to a non-GAAP operating loss of $36.0 million in the same period last year.
Net Loss: GAAP net loss was $66.3 million in the second quarter of fiscal 2024, compared to a GAAP net loss of $74.8 million in the same period last year. Non-GAAP net loss was $18.8 million in the second quarter of fiscal 2024, compared to a non-GAAP net loss of $32.1 million in the same period last year.
Net Loss per Share: GAAP net loss per share was $0.34 based on 192.6 million weighted-average shares outstanding in the second quarter of fiscal 2024, compared to a GAAP net loss per share of $0.40 based on 185.2 million weighted-average shares outstanding in the same period last year. Non-GAAP net loss per share was $0.10 in the second quarter of fiscal 2024, compared to a non-GAAP net loss per share of $0.17 in the same period last year.
Remaining Performance Obligation (RPO) Total RPO was $682.5 million in the second quarter of fiscal 2024, up from $476.0 million in the same period last year. The current portion of GAAP RPO was $398.9 million at the end of the second quarter of fiscal 2024, up from $304.3 million at the end of the same period last year. Total non-GAAP RPO was $708.0 million at the end of the second quarter of fiscal 2024, up from $498.4 million at the end of the same period last year. The current portion of non-GAAP RPO was $420.3 million at the end of the second quarter of fiscal 2024, up from $324.3 million at the end of the same period last year.

Cash, cash equivalents, and investments: Net cash used by operating activities was $33.7 million in the second quarter of fiscal 2024, compared to $57.2 million used in operating activities in the same period last year. Cash, cash equivalents and investments totaled $1,244.1 million at the end of the second quarter of fiscal 2024, compared to $1,291.8 million at the end of the same period last year.
Reconciliations of GAAP financial measures to the most comparable non-GAAP financial measures have been provided in the tables included in this release.
Fiscal 2024 Second Quarter and Recent Operating Highlights
•HashiCorp ended the second quarter of fiscal 2024 with 4,217 customers, up from 4,153 customers at the end of the previous fiscal quarter, and up from 3,364 customers at the end of the second quarter of fiscal 2023.
•The Company ended the second quarter of fiscal 2024 with 851 customers with equal or greater than $100,000 in Annual Recurring Revenue (“ARR”), up from 830 customers at the end of the previous fiscal quarter and 734 customers at the end of the second quarter of fiscal 2023.
•Customers with equal to or greater than $100,000 in ARR represented 89% of total revenue in the second quarter of fiscal 2024 compared to 89% in the previous fiscal quarter and 88% in the second quarter of fiscal 2023.
•Quarterly subscription revenue from HashiCorp Cloud Platform (HCP) reached $18.4 million in the second quarter of fiscal 2024, up from $16.5 million in the previous fiscal quarter and up from $10.6 million in the second quarter of fiscal 2023.
•The Company's trailing four quarter average Net Dollar Retention rate was 124% at the end of the second quarter of fiscal 2024, compared to 134% at the end of the second quarter of fiscal 2023.
Other Highlights
During the second quarter, HashiCorp continued to invest across its product portfolio and expand its ecosystem, including the following:
•Company news:
◦Announced the acquisition of BluBracket, a security startup whose functionality will complement HashiCorp Vault’s secrets management by helping prevent accidental leaks and fighting secret sprawl.
◦Held HashiDays, HashiCorp’s European user conference, which sold out in three separate in-person locations: London, Paris, and Munich.
◦Released the third annual HashiCorp State of Cloud Strategy Survey in collaboration with Forrester Research, with new data showing how cloud maturity drives operational efficiency.
◦Added to the broad-market Russell 3000® Index at the conclusion of the 2023 Russell indexes annual reconstitution.
•Awards:
◦Won Microsoft Global OSS on Azure Partner of the Year, and named as a Finalist for U.S. Partner OSS on Azure.
◦Comparably's Best CEOs for Diversity.
•Product Updates and Improvements:
◦Terraform
▪General availability of HashiCorp Terraform 1.5, featuring a config-driven import workflow and a new language primitive for infrastructure validations.
▪New capabilities for HashiCorp Terraform Cloud, making it easier to import, view, validate, and manage resources across customers’ entire infrastructure.
◦Vault
▪General availability of the HashiCorp Vault Secrets Operator for Kubernetes, along with CRDs responsible for synchronizing Vault secrets to Kubernetes Secrets.

▪Public Beta of HCP Vault Secrets, a new SaaS-based secrets management platform that enables developers to centrally store, access, and sync secrets when and where they need them.
◦Consul
▪HashiCorp Consul 1.16, which adds new reliability, scalability, security, service mesh UX, extensibility, and service discovery capabilities.
▪New features for the HCP Consul management plane, with deeper insights to Consul deployments via cloud-based observability.
◦Boundary
▪General availability of self-managed HashiCorp Boundary Enterprise, which enables organizations to deploy HashiCorp Boundary in their desired public or private clouds.
▪Boundary 0.13, which adds new functionality including SSH session recording capability.
Financial Outlook
For the third quarter of fiscal 2024, the Company currently expects:
•Total revenue of $142 - $144 million
•Non-GAAP operating loss of $26 - $23 million
•Non-GAAP EPS loss of $0.05 - $0.03
•Weighted Average Fully Diluted Shares of 195.3 million
For the full fiscal year 2024, the Company currently expects:
•Total revenue of $571 - $575 million
•Non-GAAP operating loss of $108 - $105 million
•Non-GAAP EPS loss of $0.23 - $0.21
•Weighted Average Fully Diluted Shares of 192.7 million
•Non-GAAP Free Cash Flow Margin of approximately (5)%
HashiCorp has not reconciled its expectations as to third quarter and fiscal year 2024 non-GAAP operating loss, non-GAAP loss per share, and non-GAAP free cash flow margin to the most directly comparable GAAP measures. Due to the limited public trading history and significant volatility in the price of HashiCorp’s common stock, certain items, which could be material, cannot be calculated without unreasonable efforts. In particular, the measures and effects of our stock-based compensation expense specific to our equity compensation awards and employer payroll tax-related items on employee stock transactions are directly impacted by the timing of employee stock transactions and unpredictable fluctuations in our stock price, each of which we expect to have a significant impact on our future GAAP financial results.
Conference Call Information
HashiCorp will host a conference call on Thursday, August 31, 2023 at 2 p.m. PDT to discuss HashiCorp’s financial results and financial guidance. The live conference call may be accessed by registering using the link available on our investor relations site at ir.hashicorp.com.
Upon registration, all telephone participants will receive the dial-in number along with a unique PIN that can be used to access the call. A webcast replay will be available following the conclusion of the live broadcast and will be accessible on HashiCorp’s investor relations site at ir.hashicorp.com.
About HashiCorp, Inc.
HashiCorp is a leader in multi-cloud infrastructure automation software. HashiCorp's software suite enables organizations to adopt consistent workflows and create a system of record for automating the cloud: infrastructure provisioning, security, networking, and application deployment. HashiCorp’s portfolio of products includes Vagrant™, Packer™, Terraform®, Vault™, Consul®, Nomad™, Boundary™, and Waypoint™. HashiCorp offers products as community, enterprise, and as managed cloud services. The company is headquartered in San Francisco, though most HashiCorp employees work remotely, strategically distributed around the globe. For more information, visit hashicorp.com.
All product and company names are trademarks or registered trademarks of their respective holders.
Forward-Looking Statements
This press release and the accompanying conference call contain forward-looking statements within the meaning of the Private Securities Litigation Act of 1995, as amended, including, among others, statements about HashiCorp’s business strategy, HashiCorp’s performance in the market in light of the current purchasing environment, long-term opportunity related to HashiCorp’s product innovation, HashiCorp’s path toward profitability, and HashiCorp’s financial outlook for the second quarter and full year of fiscal 2024. In some cases you can identify forward- looking statements because they contain words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “likely,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” or similar expressions and the negatives of those terms.
Such statements are subject to numerous important factors, risks and uncertainties that may cause actual events or results to differ materially from current expectations and beliefs, including but not limited to risks and uncertainties related to market conditions, HashiCorp and its business as set forth in our filings with the Securities and Exchange Commission (“SEC”) pursuant to our Annual Report on Form 10-K dated March 27, 2023 and our future reports that we may file from time to time with the SEC. These documents contain and identify important factors that could cause the actual results for HashiCorp to differ materially from those contained in HashiCorp’s forward-looking statements. Any forward-looking statements contained in this press release speak only as of the date hereof, and HashiCorp specifically disclaims any obligation to update any forward-looking statement, except as required by law.
Use of Non-GAAP Financial Measures
In addition to our results determined in accordance with GAAP, we have disclosed non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating loss, non-GAAP net loss, non-GAAP net loss per share, non-GAAP free cash flow and total and current non-GAAP RPOs, which are all non-GAAP financial measures. We have provided tabular reconciliations of each non-GAAP financial measure to its most directly comparable GAAP financial measure at the end of this release.
We calculate non-GAAP gross profit as GAAP gross profit before amortization of stock-based compensation included in the amortized expenses of capitalized internal-use software, stock-based compensation expense, and amortization of acquired intangibles included in cost of revenue.
We calculate non-GAAP gross margin as GAAP gross margin before the impact of stock-based compensation of capitalized internal-use software, stock-based compensation expense and amortization of acquired intangibles included in cost of revenue as a percentage of revenue.
We calculate non-GAAP operating loss as GAAP operating loss before amortization of stock-based compensation of capitalized internal-use software, stock-based compensation expense, amortization of acquired intangibles, and acquisition-related expenses. We calculate non-GAAP net loss as GAAP net loss before amortization of stock-based compensation of capitalized internal-use software, stock-based compensation expense, amortization of acquired intangibles, and acquisition-related expenses.
We calculate non-GAAP net loss per share as non-GAAP net loss divided by weighted average shares outstanding.
We calculate non-GAAP free cash flow as net cash provided by (used in) operating activities less purchases of property and equipment and capitalized internal-use software costs. Non-GAAP free cash flow as a % of revenue is calculated as non-GAAP free cash flow divided by total revenue.

We calculate non-GAAP RPOs as RPOs plus customer deposits, which are refundable pre-paid amounts, based on the timing of when these customer deposits are expected to be recognized as revenue in future periods. The current portion of non-GAAP RPO represents the amount to be recognized as revenue over the next 12 months.
Our management team uses these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures to investors.
Non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. In particular, other companies may report non-GAAP gross profit, non-GAAP gross margin, non-GAAP loss from operations, non-GAAP net loss, non-GAAP net loss per share, non-GAAP free cash flow, non-GAAP RPOs or similarly titled measures but calculate them differently, which reduces their usefulness as comparative measures. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures, as presented below. This earnings press release and any future releases containing such non-GAAP reconciliations can also be found on the Investor Relations page of our website at https://ir.hashicorp.com.

HashiCorp, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(amounts in thousands, except per share amounts)
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2023	2022	2023	2022
Revenue:
License	$16,724	$15,338	$31,882	$25,682
Support	103,997	84,257	205,910	163,465
Cloud-hosted services	18,372	10,637	34,916	19,469
Subscription revenue	139,093	110,232	272,708	208,616
Professional services and other	4,153	3,631	8,521	6,144
Total revenue	143,246	113,863	281,229	214,760
Cost of revenue:
Cost of license	498	360	1,083	753
Cost of support	16,304	12,272	31,147	23,110
Cost of cloud-hosted services	7,619	5,699	14,647	10,529
Cost of subscription revenue	24,421	18,331	46,877	34,392
Cost of professional services and other	4,913	3,209	9,245	6,537
Total cost of revenue	29,334	21,540	56,122	40,929
Gross profit	113,912	92,323	225,107	173,831
Operating expenses:
Sales and marketing	101,134	87,674	191,698	167,926
Research and development	59,962	47,885	114,155	95,060
General and administrative	35,412	35,383	69,660	67,906
Total operating expenses	196,508	170,942	375,513	330,892
Loss from operations	(82,596)	(78,619)	(150,406)	(157,061)
Interest income	16,300	3,926	31,280	4,542
Other expenses, net	(105)	66	(225)	(40)
Loss before income taxes	(66,401)	(74,627)	(119,351)	(152,559)
Provision (benefit) for income taxes	(86)	137	222	422
Net loss	$(66,315)	$(74,764)	$(119,573)	$(152,981)
Net loss per share attributable to Class A and Class B common stockholders, basic and diluted	$(0.34)	$(0.40)	$(0.62)	$(0.83)
Weighted-average shares used to compute net loss per share attributable to Class A and Class B common stockholders, basic and diluted	192,610	185,212	191,723	184,114

HashiCorp, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(amounts in thousands, except per share amounts)
(unaudited)

	As of
	July 31, 2023	January 31, 2023
Assets
Current assets:
Cash and cash equivalents	$830,018	$1,286,134
Short-term investments	414,094	—
Accounts receivable, net of allowance	122,385	162,369
Deferred contract acquisition costs	45,329	42,812
Prepaid expenses and other current assets	28,526	17,683
Total current assets	1,440,352	1,508,998
Deferred contract acquisition costs, non-current	82,921	81,286
Acquisition-related intangible assets, net	13,028	—
Goodwill	12,265	—
Other assets, non-current	42,037	38,056
Total assets	$1,590,603	$1,628,340
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$7,693	$12,450
Accrued expenses and other current liabilities	10,376	10,163
Accrued compensation and benefits	53,505	58,628
Deferred revenue	264,639	272,909
Customer deposits	25,564	26,699
Total current liabilities	361,777	380,849
Deferred revenue, non-current	28,802	29,335
Other liabilities, non-current	15,112	12,806
Total liabilities	405,691	422,990
Commitments and contingencies (Note 11)
Stockholders’ equity:
Class A common stock, par value of $0.000015 per share; 1,000,000 and 1,000,000 shares authorized as of July 31, 2023 and January 31, 2023, respectively; 109,085 and 88,823 shares issued and outstanding as of July 31, 2023 and January 31, 2023, respectively	1	1
Class B common stock, par value of $0.000015 per share; 200,000 and 200,000 shares authorized as of July 31, 2023 and January 31, 2023, respectively; 84,561 and 101,145 shares issued and outstanding as of July 31, 2023 and January 31, 2023, respectively	2	2
Additional paid-in capital	2,085,910	1,985,747
Accumulated other comprehensive loss	(1,028)	—
Accumulated deficit	(899,973)	(780,400)
Total stockholders’ equity	1,184,912	1,205,350
Total liabilities and stockholders’ equity	$1,590,603	$1,628,340
`

HashiCorp, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(amounts in thousands)
(unaudited)

	Six Months Ended July 31,
	2023	2022
Cash flows from operating activities
Net loss	$(119,573)	$(152,981)
Adjustments to reconcile net loss to cash from operating activities:
Stock-based compensation expense, net of amounts capitalized	86,282	88,662
Depreciation and amortization expense	3,876	1,947
Non-cash operating lease cost	1,474	1,416
Accretion of discounts on marketable securities	(4,196)	—
Deferred income taxes	(482)	—
Other	68	(19)
Changes in operating assets and liabilities:
Accounts receivable	39,914	15,227
Deferred contract acquisition costs	(4,152)	(19,688)
Prepaid expenses and other assets	(11,161)	(1,175)
Accounts payable	(5,007)	(3,044)
Accrued expenses and other liabilities	(1,776)	(1,741)
Accrued compensation and benefits	(5,123)	(1,961)
Deferred revenue	(8,803)	3,523
Customer deposits	(1,135)	(1,035)
Net cash used in operating activities	(29,794)	(70,869)
Cash flows from investing activities
Business combination, net of cash acquired	(20,859)	—
Purchases of property and equipment	(417)	(72)
Capitalized internal-use software	(5,669)	(3,516)
Purchases of short-term investments	(469,704)	—
Proceeds from sales of short-term investments	26,372	—
Proceeds from maturities of short-term investments	32,529	—
Net cash used in investing activities	(437,748)	(3,588)
Cash flows from financing activities
Taxes paid related to net share settlement of equity awards	(224)	(202)
Proceeds from issuance of common stock upon exercise of stock options	1,455	2,166
Proceeds from issuance of common stock under employee stock purchase plan	10,195	8,501
Net cash provided by financing activities	11,426	10,465
Net decrease in cash and cash equivalents, and restricted cash	(456,116)	(63,992)
Cash and cash equivalents, and restricted cash beginning of period	1,286,134	1,357,613
Cash and cash equivalents, and restricted cash end of period	$830,018	$1,293,621

HashiCorp, Inc.
RECONCILIATION OF GAAP TO NON-GAAP DATA
(amounts in thousands, except per share amounts and percentages)
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2023	2022	2023	2022
Reconciliation of gross profit
GAAP gross profit	$113,912	$92,323	$225,107	$173,831
Add: Amortization of stock-based compensation of capitalized internal-use software	444	222	832	391
Add: Stock-based compensation expense	4,048	3,559	7,479	6,886
Add: Amortization of acquired intangibles	$417	$—	$417	$—
Non-GAAP gross profit	$118,821	$96,104	$233,835	$181,108
GAAP gross margin	80%	81%	80%	81%
Non-GAAP gross margin	83%	84%	83%	84%
Reconciliation of loss from operations
GAAP loss from operations	$(82,596)	$(78,619)	$(150,406)	$(157,061)
Add: Amortization of stock-based compensation of capitalized internal-use software	444	222	832	391
Add: Stock-based compensation expense	46,119	42,403	86,281	88,662
Add: Amortization of acquired intangibles	472	—	472	—
Add: Acquisition-related expenses	459	—	459	—
Non-GAAP loss from operations	$(35,102)	$(35,994)	$(62,362)	$(68,008)
GAAP operating margin	(58)%	(69)%	(53)%	(73)%
Non-GAAP operating margin	(25)%	(32)%	(22)%	(32)%

	Three Months Ended July 31,		Six Months Ended July 31,
	2023	2022	2023	2022
Reconciliation of net loss and net loss per share
GAAP net loss	$(66,315)	$(74,764)	$(119,573)	$(152,981)
Add: Amortization of stock-based compensation of capitalized internal-use software	444	222	832	391
Add: Stock-based compensation expense	46,119	42,403	86,281	88,662
Add: Amortization of acquired intangibles	472	—	472	—
Add: Acquisition-related expenses	459	—	459	—
Non-GAAP net loss	$(18,821)	$(32,139)	$(31,529)	$(63,928)

GAAP net loss per share, basic and diluted	$(0.34)	$(0.40)	$(0.62)	$(0.83)

GAAP net loss per share, basic and diluted	$(0.34)	$(0.40)	$(0.62)	$(0.83)
Add: Amortization of stock-based compensation capitalized in software development costs	—	—	—	0.01
Add: Stock-based compensation expense	0.24	0.23	0.45	0.48
Add: Amortization of acquired intangibles	—	—	—	—
Add: Acquisition-related expenses	—	—	—	—
Non-GAAP net loss per share, basic and diluted	$(0.10)	$(0.17)	$(0.16)	$(0.34)
Weighted-average shares used in computing GAAP and Non-GAAP net loss per share, basic and diluted	192,610	185,212	191,723	184,114

Reconciliation of free cash flow
GAAP net cash used in operating activities	$(33,669)	$(57,150)	$(29,794)	$(70,869)
Add: purchases of property and equipment	(26)	(59)	(417)	(72)
Add: capitalized internal-use software	(2,930)	(1,924)	(5,669)	(3,516)
Non-GAAP free cash flow	$(36,625)	$(59,133)	$(35,880)	$(74,457)
GAAP net cash used in operating activities as a % of revenue	(24)%	(50)%	(11)%	(33)%
Non-GAAP free cash flow as a % of revenue	(26)%	(52)%	(13)%	(35)%

Trailing twelve months ("TTM") Total Revenue	$542,357	$393,504	$542,357	$393,504
TTM cash used in operating activities	(43,387)	(100,918)	(43,387)	(100,918)
TTM free cash flow	(54,883)	(108,245)	(54,883)	(108,245)
TTM cash used in operating activities as a % of revenue	(8)%	(26)%	(8)%	(26)%
TTM free cash flow as a % of revenue	(10)%	(28)%	(10)%	(28)%

HashiCorp, Inc.
RECONCILIATION OF GAAP TO NON-GAAP RPOS
(amounts in thousands)
(unaudited)

	As of
	July 31, 2023	January 31, 2023
GAAP RPOs
GAAP short-term RPOs	$398,915	$375,072
GAAP long-term RPOs	283,537	271,992
Total GAAP RPOs	$682,452	$647,064
Add:
Customer deposits
Customer deposits expected to be recognized within the next 12 months	$21,412	$22,657
Customer deposits expected to be recognized after the next 12 months	4,152	4,042
Total customer deposits	$25,564	$26,699
Non-GAAP RPOs
Non-GAAP short-term RPOs	$420,327	$397,729
Non-GAAP long-term RPOs	287,689	276,034
Total Non-GAAP RPOs	$708,016	$673,763

HashiCorp, Inc.
PRESENTATION OF KEY HISTORICAL BUSINESS METRICS
(dollars in millions, except customers and percentages)
(unaudited)

	Three Months Ended
	July 31, 2023		April 30, 2023		January 31, 2023		October 31, 2022		July 31, 2022
Number of customers (as of end of period)	4,217	(2)	4,153	(2)	3,870	(2)	3,648	(2)	3,364	(2)
Number of customers equal or greater than $100,000 in ARR	851		830		798		760		734
GAAP Remaining Performance Obligations ($M)	$682.5		$635.3		$647.1		$531.8		$476.0
Non-GAAP Remaining Performance Obligations ($M)(1)	$708.0		$660.2		$673.8	(1)	$553.4	(1)	$498.4	(1)
Quarterly subscription revenue from HCP ($M)	$18.4		$16.5		$14.5		$12.9		$10.6
Trailing four quarters average Net Dollar Revenue Retention Rate	124%		127%		131%		134%		134%
Trailing twelve months cash used in operating activities as a % of revenue	(8)%		(13)%		(18)%		(21)%		(26)%
Trailing twelve months Non-GAAP free cash flow as a % of revenue(1)	(10)%		(15)%		(20)%	(1)	(23)%	(1)	(28)%	(1)
(1) For the reconciliation of GAAP to non-GAAP for the historical periods presented, refer to our prior earning releases.
(2) Subsequent to the issuance of our Form 10-K for the fiscal year ended January 31, 2023, we identified an immaterial error in the calculation of our total customers count related to our self-service, or "pay as you use," customers, which we have corrected accordingly.

HashiCorp, Inc.
PRESENTATION OF KEY HISTORICAL FINANCIAL DATA
(amounts in thousands)
(unaudited)

	Three Months Ended
	July 31, 2023	April 30, 2023		January 31, 2023		October 31, 2022		July 31, 2022
Revenue	$143,246	$137,983		$135,788		$125,341		$113,863
GAAP net cash provided by (used in) operating activities	$(29,794)	$3,874		$1,578		$(15,171)		$(57,150)
Non-GAAP free cash flow	$(36,625)	$744	(1)	$(1,106)	(1)	$(17,897)	(1)	$(59,133)
(1) For the reconciliation of GAAP to non-GAAP for the historical periods presented, refer to our prior earning releases.

Investor Contact
Alex Kurtz
HashiCorp
ir@hashicorp.com
Media Contact
Kate Lehman
HashiCorp
media@hashicorp.com